CONSENT OF lNDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-I,of our report dated August 11,201 1, of ML CAPITAL GROUP, MC. (A Development Stage Company) relating to the financial statements as of May 31,2011 and for the period from September 17,2010 (inception) to May 31,2011, and the reference to our firm under the caption "Expens" in the Registration Statement.

Madsen & Associates CPA's, Inc.

BYH .

A A-A

Title: A~d4blNt.PART(rlEP

Salt Lake City, Utah

August 17,201 1